                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                         WESLEY JESSEN VISIONCARE, INC.
                                       TO
                             DYLAN ACQUISITION INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                           BAUSCH & LOMB INCORPORATED
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to Wilmington Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                            WILMINGTON TRUST COMPANY

           BY MAIL:                       BY FACSIMILE:             BY HAND/OVERNIGHT COURIER:

     Attn: Corporate Trust               (302) 651-1079              Wilmington Trust Company
          Operations               FOR CONFIRMATION TELEPHONE:       1105 North Market Street
   Wilmington Trust Company              (302) 651-8869                Wilmington, DE 19801
      Rodney Square North                                              Attn: Corporate Trust
   1100 North Market Street                                                 Operations
   Wilmington, DE 19890-0001

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Dylan Acquisition Inc., a New York corporation and a wholly owned subsidiary of Bausch & Lomb Incorporated, a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 3, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Wesley Jessen VisionCare, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

--------------------------------------------------------------------------------

  Number of Tendered Shares:

  ____________________________________________________________________________

  Certificate No.(s) (if available):

  ____________________________________________________________________________

  ____________________________________________________________________________

  Check box if Shares will be tendered by book-entry transfer: / /

  Name of Tendering Institution:

  ____________________________________________________________________________

  The Depositary Trust Company Account Number:________________________________

  Dated: _______________________________________________________________, 2000

  Name(s) of Record Holder(s):

  ____________________________________________________________________________

  ____________________________________________________________________________
                                 (PLEASE PRINT)

  Address(es): _______________________________________________________________

  ____________________________________________________________________________
                                   (ZIP CODE)

  Area Code and Telephone No.(s): ____________________________________________

                                   SIGN HERE

  Signature(s): ______________________________________________________________

  ____________________________________________________________________________

  ----------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer
Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Stock Market trading days after the date hereof.

    The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

--------------------------------------------------------------------------------

  Name of Firm: ______________________________________________________________

  ____________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

  Address: ___________________________________________________________________

           ___________________________________________________________________
                                      (ZIP CODE)

  Title: _____________________________________________________________________

  Name: ______________________________________________________________________
                             (PLEASE PRINT OR TYPE)

  Area Code and Telephone No.: _______________________________________________

  Dated: __________________, 2000

--------------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.